UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2024

BLACK SPADE ACQUISITION II CO
(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-42258	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 2902, 29/F, The Centrium, 60 Wyndham Street, Central, Hong Kong	00000
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: + 852 3955 1316

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, $0.0001 par value, included as part of the units	BSII	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50, included as part of the units	BSIIW	The Nasdaq Stock Market LLC
Units, each consisting of one Class A ordinary share and one-third of one redeemable warrant	BSIIU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

The information included in Item 8.01 is incorporated into this Item by reference.

Item 8.01. Other Events.

As previously disclosed on a Current Report on Form 8-K dated August 30, 2024, Black Spade Acquisition II Co (the “Company”) consummated its initial public offering (“IPO”) of 15,000,000 units (the “Units”) on August 29, 2024. Each Unit consists of one Class A ordinary share of the Company, par value $0.0001 per share (the “Class A Ordinary Shares”), and one-third of one redeemable warrant of the Company (“Warrant”), each whole Warrant entitling the holder thereof to purchase one Class A Ordinary Share for $11.50 per share. The Units were sold at a price of $10.00 per unit, generating gross proceeds to the Company of $150,000,000.

Substantially concurrently with the closing of the IPO, the Company completed the private sale of 11,000,000 warrants (the “Private Placement Warrants”) to Black Spade Sponsor LLC II (the “Sponsor”) at a purchase price of $0.50 per Private Placement Warrant, generating gross proceeds to the Company of $5,500,000. The Private Placement Warrants will not be redeemable by the Company and may be exercisable on a cashless basis. The Private Placement Warrants (including the Class A Ordinary Shares issuable upon conversion or exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of the initial business combination. The Private Placement Warrants (including the Class A Ordinary Shares issuable upon exercise of these warrants) are entitled to registration rights.

In connection with the IPO, the underwriters were granted a 45-day option from the date of the prospectus (the “Over-Allotment Option”) to purchase up to 2,250,000 additional units to cover over-allotments (the “Option Units”), if any. On September 26, 2024, the underwriters purchased an additional 300,000 Option Units pursuant to the partial exercise of the Over-Allotment Option. The Option Units were sold at an offering price of $10.00 per Unit, generating additional gross proceeds to the Company of $3,000,000.

Also in connection with the partial exercise of the Over-Allotment Option, the Sponsor purchased an additional 120,000 Private Placement Warrants at a purchase price of $0.50 per Private Placement Warrant (the “Additional Private Placement Warrants”), generating additional gross proceeds to the Company of $60,000.

A total of $153,000,000 of the proceeds from the sale of the Units, the Option Units, the Private Placement Warrants and the Additional Private Placement Warrants was initially placed in a U.S.-based trust account at J.P. Morgan Chase Bank, N.A. and then transferred for the duration of the transaction into a segregated trust account at Citibank, NA, NY located in the U.S. with Continental Stock Transfer & Trust Company acting as trustee, established for the benefit of the Company’s public shareholders. An audited balance sheet as of August 29, 2024, reflecting receipt of the proceeds upon the consummation of the IPO and the sale of the Private Placement Warrants on August 29, 2024, but not the proceeds from the sale of the Option Units and the Additional Private Placement Warrants on September 26, 2024, had been prepared by the Company and previously filed on a Current Report on Form 8-K. The Company’s unaudited pro forma balance sheet, reflecting receipt of the proceeds from the sale of the Option Units and the Additional Private Placement Warrants on September 26, 2024, is included as Exhibit 99.1 to this Current Report on Form 8-K.

On September 26, 2024, the Company issued a press release, a copy of which is included as Exhibit 99.2 to this Current Report on Form 8-K, announcing the closing of the partial exercise of the Over-Allotment Option.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Pro Forma Balance Sheet
99.2	Press Release, dated September 26, 2024.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2024

BLACK SPADE ACQUISITION II CO

By:	/s/ Chi Wai Dennis Tam
Name: Chi Wai Dennis Tam
Title: Executive Chairman and Co-Chief Executive Officer